UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant	☒
Filed by Party other than the Registrant	☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Greencity Acquisition Corporation

(Exact name of Registrant as specified in its charter.)

Commission File number 001-39404

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMENDMENT NO. 1 TO THE PROXY STATEMENT

FOR THE EXTRAORDINARY GENERAL MEETING

OF SHAREHOLDERS IN LIEU OF AN ANNUAL GENERAL

MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 18, 2022

EXPLANATORY NOTE

Effective March 27, 2022, the Board of Directors (the “Board”) of Greencity Acquisition Corporation (“Greencity” or the “Company”) approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to clarify and specify that in connection with extending the Company’s expiration date (“Deadline”) to consummate the Company’s initial business combination for up to an additional six (6) months from April 28, 2022 to October 28, 2022, for each month of extension, the founders or their affiliates or designees shall deposit, upon not less than five (5) business days prior to the applicable monthly Deadline into the Trust Account $0.0333 per non-redeeming public share per month (or up to a maximum of $133,334 per month).

This Amendment No. 1 to the Extension Proxy Statement (the “Supplement”) is being filed with the United States Securities and Exchange Commission (the “SEC”) and is being made available to shareholders on or about March 30, 2022. This Supplement should be read in conjunction with the Proxy Statement filed with the SEC and forwarded to shareholders on or about March 23, 2022 (the “Extension Proxy Statement”) and is related to the Company’s Extraordinary General Meeting of Shareholders to be held on a virtual basis via live webcast at 10:00 am Eastern Time on Monday, April 18, 2022 at http://www.cstproxy.com/greencityacquisition/2022. The purpose of the Extraordinary General Meeting is to approve an extension of time in which the Company must complete its initial business combination or liquidate the trust account that holds the proceeds of the Company’s initial public offering (the “Extension”).

The Company is providing this Supplement solely to update information in the Extension Proxy Statement as described below. Except as described below, this Supplement to the Extension Proxy Statement does not modify, amend, supplement or otherwise affect the Extension Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote, please refer to the Extension Proxy Statement for instructions on how to do so.

All capitalized terms not defined herein shall have the same meaning as in the Extension Proxy Statement.

AMENDMENT TO THE EXTENSION PROXY STATEMENT

1.	The first sentence of the first question under “Questions and Answers About the Meeting” on page four (4) of the Extension Proxy Statement is hereby amended and restated in its entirety to read as follows:

“Q. If the Extension Proposal is approved, what happens next?

A.	If the Extension Proposal is approved, the Company has until the Extended Date (October 28, 2022) to complete its initial business combination. In connection with the Extension of the Deadline for the Company to consummate an initial business combination, the founders or their affiliates or designees shall deposit, upon not less than five (5) business days prior to each then applicable deadline, into the Trust Account $0.0333 per non-redeeming Public Share per month (or up to a maximum of $133,334 per month).”

2.	The seventh paragraph under “BACKGROUND” is amended to add the following sentence”

“As of March 28, 2022, we had approximately $41,821,835.05 in the trust account.”

3.	The first paragraph under “THE EXTENSION PROPOSAL – The Extension Proposal” on page nine (9) is hereby amended and restated in its entirety as follows:

“The Extension Proposal

Greencity is proposing to amend its Amended and Restated Memorandum and Articles of Association to extend the date by which Greencity must consummate an initial business combination from April 28, 2022 to the Extended Date, October 28, 2022. In connection with the Extension of the Deadline for the Company to consummate an initial business combination, the founders or their affiliates or designees shall deposit, upon not less than five (5) business days prior to each then applicable monthly extension, into the Trust Account $0.0333 per non-redeeming Public Share per month (or up to a maximum of $133,334 per month).”

4.	In Annex A, the first paragraph of Article 48.7 of the Amended and Restated Memorandum and Articles of Association of Greencity shall be amended in its entirety and replaced with the following:

“48.7   In the event that the Company does not consummate its initial Business Combination by April 28, 2022 (the “Deadline”), the Company may, but is not obliged to, extend the period of time to consummate the Business Combination for up to a further six (6) months (the “Extension”) to October 28, 2022 (the “Extended Date”), provided that if the Company exercises the Extension, then the founders or their affiliates or designees shall upon five (5) business days advance notice prior to each then applicable monthly Deadline, deposit into the Trust Account US$0.0333 per non-redeeming Public Share (or up to a maximum of $133,334 per month).”

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, Greencity and its agents that deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of Greencity’s Extension Proxy Statement and this Supplement. Upon written or oral request, Greencity will deliver a separate copy of the Extension Proxy Statement and this Supplement to any shareholder at a shared address who wishes to receive separate copies of such documents in the future. Shareholders receiving multiple copies of such documents may likewise request that Greencity deliver single copies of such documents in the future. Shareholders may notify Greencity of their requests by calling or writing Greencity at Greencity’s principal executive offices at 505 Eshan Road, Floor 6, Pudong New District, Shanghai, 200120.

WHERE YOU CAN FIND MORE INFORMATION

Greencity files annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. Greencity files its reports, proxy statements and other information electronically with the SEC. You may access information on Greencity at the SEC website at http://www.sec.gov.

This Supplement to the Extension Proxy Statement and the Extension Proxy Statement together describe the material elements of relevant contracts, exhibits and other information attached as annexes to the Extension Proxy Statement. Information and statements contained in this Supplement to the Extension Proxy Statement and the Extension Proxy Statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annexes to the Extension Proxy Statement.

You may obtain this additional information, or additional copies of this Supplement and the Extension Proxy Statement, at no cost, and you may ask any questions you may have about the Extension Proposal or the Adjournment Proposal contained in the Extension Proxy Statement by contacting us at the following address, telephone number or facsimile number:

Greencity Acquisition Corporation

505 Eshan Road, Floor 6,

Pudong New District,

Shanghai, 200120

Telephone: (86) 21-2025 7919

In order to receive timely delivery of the documents in advance of the Extraordinary General Meeting, you must make your request for information no later than April 11, 2022.

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